Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Anthony Sanzio (Media) (856) 968-4390 Jennifer Driscoll (Analysts) (856) 342-6081
CAMPBELL REPORTS SECOND QUARTER RESULTS
Net Earnings Per Share Increased 16 Percent
CAMDEN, N.J., Feb. 22, 2010—Campbell Soup Company (NYSE: CPB) today reported its fiscal 2010 second-quarter results.
Second-Quarter Summary
•	Improved Earnings Performance in Baking and Snacking and International Soup, Sauces and Beverages Segments

•	Continued Gross Margin Improvement Driven by Increased Productivity

•	Sales Increased 1 Percent to $2.153 Billion; U.S. Soup Sales Decreased 8 Percent
     Net earnings for the quarter ended Jan. 31, 2010 were $259 million compared with $233 million in the prior year, an increase of 11 percent. Net earnings per share were $0.74 in the current quarter compared with $0.64 in the prior period, an increase of 16 percent.
     Douglas R. Conant, Campbell’s President and CEO, said, “In the quarter, we delivered good earnings growth driven mainly by overall strong cost management, productivity gains and favorable currency. In particular, our Baking and Snacking and International Soup, Sauces and Beverages segments improved their earnings performance.
     “In U.S. Soup, Sauces and Beverages, earnings declined due to lower sales, particularly in ready-to-serve soup. Our condensed soup business, especially cooking varieties, and our broth business both delivered solid performance and remained well positioned in this economic environment. In the ready-to-serve business, our lower promotional spending and intense competitive activity in the broader simple meals category impacted our results. We have plans in place to drive improved performance in ready-to-serve soup in the second half.”
     Conant concluded, “Looking ahead, we remain on track to deliver good bottom-line growth for the year supported by continued cost management and productivity gains. Based on our results through the first half and our plans for the remainder of the year, last week we reiterated our full-year guidance for adjusted net earnings per share growth and adjusted earnings growth before interest and taxes, despite more modest assumptions for sales growth.”
Fiscal 2010 Guidance
     As announced last week, Campbell maintained its full-year guidance for adjusted earnings growth before interest and taxes (EBIT) of 6 to 7 percent and adjusted net earnings per share growth of 9 to 11 percent from the fiscal 2009 adjusted base of $2.21. The company revised its fiscal 2010 guidance for sales growth to 2.5 to 3.5 percent from the prior range of 4 to 5 percent.
     This guidance includes the anticipated impact of currency translation. At quarter-end rates of exchange, the full-year impact of currency would be favorable by 3 to 4 percentage points.
     Items impacting comparability and a detailed reconciliation of the adjusted fiscal 2009 financial information to the reported information are included at the end of this news release.
Second-Quarter Results
     For the second quarter, sales increased 1 percent to $2.153 billion. The increase in sales reflected the following factors:
▪	Volume and mix subtracted 2 percent

▪	Price and sales allowances added 1 percent

▪	Increased promotional spending subtracted 2 percent

▪	Currency added 4 percent
Second-Quarter Financial Details
▪	Gross margin was 40.5 percent compared with 39.4 percent a year ago. The prior year included $8 million of costs related to initiatives to improve operational efficiency and long-term profitability. After adjusting for this item, the gross margin percentage for the prior-

year quarter was 39.8 percent. The increase in gross margin percentage was primarily due to productivity improvements, partly offset by promotional spending net of pricing, and cost inflation.
▪	Marketing and selling expenses decreased to $301 million compared with $315 million in the prior year, primarily due to lower advertising and other marketing costs, partly offset by the impact of currency. Lower advertising costs reflected a reduction in media rates and a shift of resources to trade promotions in many businesses compared with a year ago.
▪	Administrative expenses were $149 million versus $138 million, reflecting higher benefit costs, including pension expense, and currency, partially offset by the favorable impact of cost-reduction efforts.
▪	EBIT was $391 million compared with $355 million in the prior-year quarter. Excluding items impacting comparability, adjusted EBIT in the prior-year quarter was $363 million. Adjusted EBIT increased 8 percent primarily due to lower marketing expenses, the impact of currency and an improved gross margin performance, partly offset by lower sales volume.
▪	During the quarter, Campbell repurchased 4 million shares for $119 million under its strategic share repurchase program announced in June 2008 and the company’s ongoing practice of buying back shares sufficient to offset those issued under incentive compensation plans.
First-Half Results
     Net earnings for the first half were $563 million, or $1.61 per share, compared with $493 million, or $1.34 per share, in the year-ago period. Excluding items impacting comparability in the prior period, adjusted net earnings per share increased by 14 percent.
     For the first half of fiscal 2010, sales were $4.356 billion, comparable to the year-ago period. Sales for the period reflected the following factors:
▪	Volume and mix subtracted 3 percent

▪	Price and sales allowances added 2 percent
▪	Increased promotional spending subtracted 2 percent
▪	Currency added 3 percent
First-Half Financial Details
▪	Gross margin was 41.2 percent compared with 39.1 percent a year ago. The prior year included $15 million of costs related to initiatives to improve operational efficiency and long-term profitability and $26 million of unrealized losses on commodity hedges. After adjusting for these items, gross margin percentage for the prior year was 40.0 percent. The increase in gross margin percentage was primarily due to productivity improvements in excess of cost inflation.
▪	Marketing and selling expenses decreased $37 million to $585 million, primarily due to lower marketing expenses, partly offset by the impact of currency.
▪	Administrative expenses were $282 million versus $278 million, reflecting higher benefit costs, including pension expense, and currency, mostly offset by the favorable impact of cost-reduction efforts.
▪	EBIT was $869 million compared with $754 million in the prior year. Excluding items impacting comparability, adjusted EBIT in the prior-year was $795 million. Adjusted EBIT increased 9 percent primarily due to improved gross margin performance, lower marketing expense and the impact of currency, partly offset by lower sales volumes.
▪	Cash flow from operations was $496 million compared with $418 million in the year-ago period. The current-year cash flow reflected improvements in working capital and higher earnings, partly offset by a $260 million contribution to Campbell’s U.S. pension plan.
▪	Year-to-date, Campbell repurchased 7 million shares for $213 million.

Summary of Fiscal 2010 Second-Quarter and First-Half Results by Segment
U.S. Soup, Sauces and Beverages
     Sales for U.S. Soup, Sauces and Beverages were $1.068 billion for the second quarter, a decrease of 5 percent compared to a year ago. The change in sales reflected the following factors:
▪	Volume and mix subtracted 4 percent
▪	Price and sales allowances added 1 percent
▪	Increased promotional spending subtracted 2 percent
     U.S. soup sales for the quarter decreased 8 percent.
▪	Sales of “Campbell’s” condensed soups were flat, as gains in cooking varieties, benefiting from consumers using “Campbell’s” condensed cooking soups to prepare more meals at home, were offset by declines in eating varieties.
▪	Sales of ready-to-serve soups decreased 18 percent. Sales of both canned and microwavable soups declined due to lower promotional spending and intense competitive activity in the broader simple meals category.
▪	Broth sales increased 1 percent.
     Sales results of this segment’s other businesses included:
▪	Beverage sales decreased slightly primarily due to lower sales of “V8” vegetable juice, mostly offset by growth in “V8 V-Fusion” juice and “V8 Splash” juice drinks.
▪	“Prego” pasta sauce sales increased strongly while “Pace” Mexican sauce sales declined due to increased competitive activity.
     Operating earnings were $259 million compared with $270 million in the prior-year period. The decrease in operating earnings was due to lower sales, partly offset by lower marketing expenses.
     For the first half, U.S. Soup, Sauces and Beverages sales decreased 5 percent to $2.208 billion. A breakdown of the change in sales follows:
▪	Volume and mix subtracted 5 percent
▪	Price and sales allowances added 1 percent

▪	Increased promotional spending subtracted 1 percent
     For the first half, U.S. soup sales declined 5 percent due to a 13-percent decrease in ready-to-serve soups, while sales of both condensed soup and broth were comparable with the prior year.
     Operating earnings were $590 million compared with $584 million in the year-ago period. The increase in operating earnings was due to lower marketing expenses and an improvement in gross margin percentage, partially offset by lower sales.
Baking and Snacking
     Sales for Baking and Snacking were $489 million in the second quarter, an increase of 11 percent from a year ago. A breakdown of the change in sales follows:
▪	Volume and mix added 3 percent
▪	Increased promotional spending subtracted 3 percent
▪	Currency added 10 percent
▪	Acquisitions added 1 percent
     Further details of sales results included the following:
▪	Sales of Pepperidge Farm increased due to higher volumes and the acquisition of Ecce Panis, Inc., partially offset by increased promotional spending.
o	Excluding the acquisition of Ecce Panis, sales from the bakery business decreased, reflecting higher promotional spending, partly offset by increased volumes.

o	In the cookies and crackers business, sales increased reflecting the continued solid growth of “Goldfish” snack crackers, partly offset by a decline in cookies.
▪	In Australia, sales increased due to currency and continued growth in Arnott’s, led by higher sales of both savory and sweet biscuit products.
     Operating earnings were $73 million compared with $53 million in the prior-year period. The prior-year quarter included $2 million in costs related to a restructuring program. The increase in operating earnings was due to the favorable impact of currency and margin growth in both Pepperidge Farm and Arnott’s.

     For the first half, sales increased 7 percent to $1.019 billion. A breakdown in the change in sales follows:
▪	Volume and mix added 2 percent
▪	Price and sales allowances added 1 percent
▪	Increased promotional spending subtracted 3 percent
▪	Currency added 6 percent
▪	Acquisitions added 1 percent
     Operating earnings were $173 million compared with $136 million in the year-ago period. The prior-year period included $2 million in costs related to a restructuring program. The increase in operating earnings was due to the favorable impact of currency and margin growth in both Pepperidge Farm and Arnott’s.
International Soup, Sauces and Beverages
     Sales for International Soup, Sauces and Beverages were $437 million for the second quarter, an increase of 12 percent compared with a year ago. The change in sales reflected the following factors:
▪	Volume and mix subtracted 2 percent
▪	Price and sales allowances added 4 percent
▪	Increased promotional spending subtracted 2 percent
▪	Currency added 12 percent
     Further details of sales results included the following:
▪	In Europe, sales increased due to currency and higher sales in Belgium and France, partly offset by lower sales in Germany.
▪	In Asia Pacific, sales increased primarily due to currency and gains in Japan, partly offset by lower sales in the Australian soup business.
▪	In Canada, sales increased due to currency, partially offset by lower soup sales.
     Operating earnings were $74 million compared with $50 million in the year-ago period. The increase in operating earnings was primarily due to margin growth in Europe and the favorable impact of currency.

     For the first half, sales increased 5 percent to $811 million. A breakdown of the change in sales follows:
▪	Volume and mix subtracted 2 percent
▪	Price and sales allowances added 4 percent
▪	Increased promotional spending subtracted 2 percent
▪	Currency added 7 percent
▪	Divestitures subtracted 2 percent
     Excluding the impact of currency and divestitures, gains in Asia Pacific offset a decline in Europe.
     Operating earnings were $118 million compared with $88 million in the year-ago period. The increase in operating earnings was primarily driven by the favorable impact of currency and growth in Europe.
North America Foodservice
     Sales were $159 million for the second quarter, a decrease of 2 percent compared with a year ago. A breakdown of the change in sales follows:
▪	Volume and mix subtracted 3 percent
▪	Increased promotional spending subtracted 1 percent
▪	Currency added 2 percent
     Sales declined primarily due to continued weakness in the food service sector.
     Operating earnings were $17 million compared with $10 million in the prior period. The prior-year quarter included $6 million in costs related to a restructuring program.
     For the first half, sales were $318 million compared with $326 million in the year-ago period. A breakdown of the change in sales follows:
▪	Volume and mix subtracted 4 percent

▪	Price and sales allowances added 1 percent
▪	Currency added 1 percent
     Operating earnings were $43 million compared with $21 million in the prior period. The prior-year period included $13 million in costs related to a restructuring program. The remaining increase in operating earnings was primarily due to an improved gross margin percentage, reflecting productivity improvements, including benefits of closing the company’s Listowel, Ontario, Canada plant, and lower administrative costs.
Unallocated Corporate Expenses
     Unallocated corporate expenses increased to $32 million in the current quarter from $28 million a year ago. The increase was primarily due to higher employee benefit costs. Unallocated expenses for the first half were $55 million versus $75 million in the prior year. The decrease was due to $26 million of unrealized losses on commodity hedges included in the prior year, partly offset by higher employee benefit costs.
Non-GAAP Financial Information
     A reconciliation of the adjusted fiscal 2009 financial information to the reported financial information is attached to this release.
Conference Call
     The company will host a conference call to discuss these results on February 22, 2010 at 10:00 a.m. Eastern Standard Time. U.S. participants may access the call at 1-866-814-8470 and non-U.S. participants at 1-703-639-1369. Participants should call at least five minutes prior to the starting time. The passcode is “Campbell Soup” and the conference leader is Jennifer Driscoll. The call will also be broadcast live over the Internet at www.campbellsoupcompany.com and can be accessed by clicking on the “Shareholder Event / Webcast” banner. A recording of the call will be available approximately two hours after it is completed through midnight March 8, 2010 at 1-888-266-2081 or 1-703-925-2533. The access code is 1435500.
Reporting Segments
     Campbell Soup Company earnings results are reported for the following segments:
     U.S. Soup, Sauces and Beverages includes the following retail businesses: “Campbell’s” brand condensed and ready-to-serve soups, “Swanson” broth, stock and canned poultry businesses, “Prego” pasta sauce, “Pace” Mexican sauce, “Campbell’s” canned pasta, gravies and beans, “V8” vegetable juices, “V8 V-Fusion” juices, “V8 Splash” juice beverages, “Campbell’s” tomato juice, and “Wolfgang Puck” soups, stocks and broths.

     Baking and Snacking includes the following businesses: “Pepperidge Farm” cookies, crackers, breads and frozen products in U.S. retail, “Arnott’s” biscuits in Australia and Asia Pacific.
     International Soup, Sauces and Beverages includes the soup, sauce and beverage businesses outside of the United States, including Europe, Mexico, Latin America, the Asia Pacific region, as well as the emerging markets of Russia and China, and the retail business in Canada.
     North America Foodservice includes the Away From Home business in the U.S. and Canada.
About Campbell Soup Company
Campbell Soup Company is a global manufacturer and marketer of high-quality foods and simple meals, including soup, baked snacks, and healthy beverages. Founded in 1869, the company has a portfolio of market-leading brands, including “Campbell’s,” “Pepperidge Farm,” “Arnott’s,” and “V8.” For more information on the company, visit Campbell’s website at www.campbellsoup.com.
Forward-Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on sales, earnings, and margins. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include (1) the impact of strong competitive responses to the company’s efforts to leverage its brand power in the market; (2) the risks associated with trade and consumer acceptance of the company’s initiatives; (3) the company’s ability to realize projected cost savings and benefits; (4) the company’s ability to manage changes to its business processes; (5) the increased significance of certain of the company’s key trade customers; (6) the impact of fluctuations in the supply or costs of energy and raw and packaging materials; (7) the risks associated with portfolio changes; (8) the uncertainties of litigation; (9) the impact of changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions and other external factors; (10) the impact of unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, armed hostilities, natural disasters or other calamities; and (11) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.
#

CAMPBELL SOUP COMPANY CONSOLIDATED
STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	THREE MONTHS ENDED
	January 31,	February 1,
	2010	2009
Net sales	$2,153	$2,122

Costs and expenses
Cost of products sold	1,282	1,285
Marketing and selling expenses	301	315
Administrative expenses	149	138
Research and development expenses	28	27
Other expenses / (income)	2	2

Total costs and expenses	1,762	1,767

Earnings before interest and taxes	391	355
Interest, net	26	25

Earnings before taxes	365	330

Taxes on earnings	106	101

Earnings from continuing operations	259	229
Earnings from discontinued operations	—	4

Net earnings	$259	$233

Per share — basic
Earnings from continuing operations	$.74	$.63
Earnings from discontinued operations	—	.01

Net earnings	$.74	$.65

Dividends	$.275	$.25

Weighted average shares outstanding — basic	341	355

Per share — assuming dilution
Earnings from continuing operations	$.74	$.63
Earnings from discontinued operations	—	.01

Net earnings	$.74	$.64

Weighted average shares outstanding — assuming dilution	344	358

In the first quarter of fiscal 2010, the company adopted and retrospectively applied new accounting guidance related to the calculation of earnings per share. The retrospective application of the provisions resulted in a reduction of the previously reported basic earnings per share from continuing operations and net earnings of $.02 and $.01, respectively, for the second quarter of fiscal 2009. There was no change to the previously reported diluted earnings per share from continuing operations, net earnings, or the previously reported basic and diluted earnings per share from discontinued operations for the second quarter of fiscal 2009.
In fiscal 2009, the company recorded pre-tax restructuring related costs in cost of products sold of $8 ($5 after tax or $.01 per share) related to the initiatives announced in April 2008 to improve operational efficiency.
In fiscal 2009, the company recognized a $4 (or $.01 per share) tax benefit in discontinued operations related to the sale of the Godiva Chocolatier business.
The sum of the individual per share amounts does not equal due to rounding.

CAMPBELL SOUP COMPANY CONSOLIDATED
STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	SIX MONTHS ENDED
	January 31,	February 1,
	2010	2009
Net sales	$4,356	$4,372

Costs and expenses
Cost of products sold	2,562	2,664
Marketing and selling expenses	585	622
Administrative expenses	282	278
Research and development expenses	57	56
Other expenses / (income)	1	(2)

Total costs and expenses	3,487	3,618

Earnings before interest and taxes	869	754
Interest, net	53	57

Earnings before taxes	816	697

Taxes on earnings	253	208

Earnings from continuing operations	563	489
Earnings from discontinued operations	—	4

Net earnings	$563	$493

Per share — basic
Earnings from continuing operations	$1.62	$1.35
Earnings from discontinued operations	—	.01

Net earnings	$1.62	$1.36

Dividends	$.525	$.50

Weighted average shares outstanding — basic	342	356

Per share — assuming dilution
Earnings from continuing operations	$1.61	$1.33
Earnings from discontinued operations	—	.01

Net earnings	$1.61	$1.34

Weighted average shares outstanding — assuming dilution	345	360

In the first quarter of fiscal 2010, the company adopted and retrospectively applied new accounting guidance related to the calculation of earnings per share. The retrospective application of the provision resulted in a reduction of the previously reported basic earnings per share from continuing operations and net earnings of $.02 and of the previously reported diluted earnings per share from continuing operations and net earnings of $.01 for the six-month period ended February 1, 2009. There was no change to the basic and diluted earnings per share from discontinued operations for the six-month period ended February 1, 2009.
In fiscal 2009, the company recorded pre-tax restructuring related costs in cost of products sold of $15 ($10 after tax or $.03 per share) related to the initiatives announced in April 2008 to improve operational efficiency.
In fiscal 2009, the company recognized $26 ($16 after tax or $.04 per share) in cost of products sold related to unrealized losses on commodity hedges.
In fiscal 2009, the company recognized a $4 (or $.01 per share) tax benefit in discontinued operations related to the sale of the Godiva Chocolatier business.

CAMPBELL SOUP COMPANY CONSOLIDATED
SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	THREE MONTHS ENDED
	January 31,	February 1,	Percent
Sales	2010	2009	Change
Contributions:
U.S. Soup, Sauces and Beverages	$1,068	$1,128	(5)%
Baking and Snacking	489	440	11%
International Soup, Sauces and Beverages	437	391	12%
North America Foodservice	159	163	(2)%

Total sales	$2,153	$2,122	1%

Earnings
Contributions:
U.S. Soup, Sauces and Beverages	$259	$270
Baking and Snacking	73	53
International Soup, Sauces and Beverages	74	50
North America Foodservice	17	10

Total operating earnings	423	383
Unallocated corporate expenses	(32)	(28)

Earnings before interest and taxes	391	355
Interest, net	(26)	(25)
Taxes on earnings	(106)	(101)

Earnings from continuing operations	259	229
Earnings from discontinued operations	—	4

Net earnings	$259	$233

Per share — assuming dilution
Earnings from continuing operations	$.74	$.63
Earnings from discontinued operations	—	.01

Net earnings	$.74	$.64

In the first quarter of fiscal 2010, the company adopted and retrospectively applied new accounting guidance related to the calculation of earnings per share. There was no change to the previously reported diluted earnings per share from continuing operations, discontinued operations, or net earnings for the second quarter of fiscal 2009.
In fiscal 2009, the company recorded pre-tax restructuring related costs in cost of products sold of $8 ($5 after tax or $.01 per share) related to the initiatives announced in April 2008 to improve operational efficiency. The restructuring related costs were recognized in the following segments: North America Foodservice — $6 and Baking and Snacking — $2.
In fiscal 2009, the company recognized a $4 (or $.01 per share) tax benefit in discontinued operations related to the sale of the Godiva Chocolatier business.

CAMPBELL SOUP COMPANY CONSOLIDATED
SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	SIX MONTHS ENDED
	January 31,	February 1,	Percent
Sales	2010	2009	Change
Contributions:
U.S. Soup, Sauces and Beverages	$2,208	$2,326	(5)%
Baking and Snacking	1,019	949	7%
International Soup, Sauces and Beverages	811	771	5%
North America Foodservice	318	326	(2)%

Total sales	$4,356	$4,372	0%

Earnings
Contributions:
U.S. Soup, Sauces and Beverages	$590	$584
Baking and Snacking	173	136
International Soup, Sauces and Beverages	118	88
North America Foodservice	43	21

Total operating earnings	924	829
Unallocated corporate expenses	(55)	(75)

Earnings before interest and taxes	869	754
Interest, net	(53)	(57)
Taxes on earnings	(253)	(208)

Earnings from continuing operations	563	489
Earnings from discontinued operations	—	4

Net earnings	$563	$493

Per share — assuming dilution
Earnings from continuing operations	$1.61	$1.33
Earnings from discontinued operations	—	.01

Net earnings	$1.61	$1.34

In the first quarter of fiscal 2010, the company adopted and retrospectively applied new accounting guidance related to the calculation of earnings per share. The retrospective application of the provision resulted in a reduction of the previously reported diluted earnings per share from continuing operations and net earnings of $.01 for the six-month period ended February 1, 2009. There was no change to the diluted earnings per share from discontinued operations for the six-month period ended February 1, 2009.
In fiscal 2009, the company recorded pre-tax restructuring related costs in cost of products sold of $15 ($10 after tax or $.03 per share) related to the initiatives announced in April 2008 to improve operational efficiency. The restructuring related costs were recognized in the following segments: North America Foodservice — $13 and Baking and Snacking — $2.
In fiscal 2009, the company recognized $26 ($16 after tax or $.04 per share) in cost of products sold related to unrealized losses on commodity hedges. The losses are included in Unallocated corporate expenses.
In fiscal 2009, the company recognized a $4 (or $.01 per share) tax benefit in discontinued operations related to the sale of the Godiva Chocolatier business.

CAMPBELL SOUP COMPANY CONSOLIDATED
BALANCE SHEETS (unaudited)
(millions)

	January 31,	February 1,
	2010	2009
Current assets	$1,632	$1,638

Plant assets, net	1,969	1,760

Intangible assets, net	2,442	2,189

Other assets	109	324

Total assets	$6,152	$5,911

Current liabilities	$1,633	$1,865

Long-term debt	2,250	1,957

Other liabilities	1,243	1,049

Total equity	1,026	1,040

Total liabilities and equity	$6,152	$5,911

Total debt	$2,650	$2,711

Cash and cash equivalents	$113	$80

Certain reclassifications were made to prior year amounts to conform with the current year presentation.

Reconciliation of GAAP and Non-GAAP Financial Measures
Second Quarter Ended January 31, 2010
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures.
Items Impacting Gross Margin and Earnings
The company believes that financial information excluding certain transactions not considered to be part of the ongoing business improves the comparability of year-to-year results. Consequently, the company believes that investors may be able to better understand its gross margin and earnings results if these transactions are excluded.
The following items impacted gross margin and/or earnings:
(1)	In the first quarter of 2009, the company recognized in cost of products sold $26 million ($16 million after tax or $0.04 per share) of unrealized losses on the fair value of open commodity contracts. The aggregate full year fiscal 2009 impact from unrealized gains and losses on open commodity hedges was not material. During the first six months of fiscal 2010, unrealized gains and losses on commodity hedging were not material.
(2)	In fiscal 2008, the company announced initiatives to improve operational efficiency and long-term profitability, including selling certain salty snack food brands and assets in Australia, closing certain production facilities in Australia and Canada, and streamlining the company’s management structure. In the second quarter of fiscal 2009, the company recorded expenses of $8 million ($5 million after tax or $0.01 per share) in cost of products sold related to these initiatives. The aggregate fiscal 2009 year-to-date impact was $15 million ($10 million after tax or $0.03 per share). For the full year ended August 2, 2009, the expense recorded in cost of products sold related to these initiatives was $22 million ($15 million after tax or $0.04 per share).
(3)	In the second quarter of fiscal 2009, the company recorded a $4 million tax benefit ($0.01 per share) in discontinued operations related to the sale of the Godiva Chocolatier business.
(4)	In the fourth quarter of fiscal 2009, as part of the company’s annual review of intangible assets, a non-cash impairment charge of $67 million ($47 million after tax or $0.13 per share) was recorded in Other expenses/(income) related to certain European trademarks, primarily in Germany and the Nordic region, used in the International Soup, Sauces and Beverages segment.
     There were no items in fiscal 2010 that impacted comparability.

The tables below reconcile financial information, presented in accordance with GAAP, to financial information excluding certain transactions:

	Second Quarter
(millions, except per share amounts)	Jan. 31, 2010	Feb. 1, 2009	% Change
Gross margin, as reported	$871	$837
Add: Restructuring related costs (2)	—	8

Adjusted Gross margin	$871	$845	3%

Adjusted Gross margin percentage	40.5%	39.8%

Earnings before interest and taxes, as reported	$391	$355
Add: Restructuring related costs (2)	—	8

Adjusted Earnings before interest and taxes	$391	$363	8%

Interest, net, as reported	$26	$25

Adjusted Earnings before taxes	$365	$338

Taxes on earnings, as reported	$106	$101
Add: Tax benefit from restructuring related costs (2)	—	3

Adjusted Taxes on earnings	$106	$104

Adjusted effective income tax rate	29.0%	30.8%

Earnings from continuing operations, as reported	$259	$229
Add: Net adjustment from restructuring related costs (2)	—	5

Adjusted Earnings from continuing operations	$259	$234	11%

Earnings from discontinued operations, as reported	$—	$4
Deduct: Tax benefit from the sale of the Godiva Chocolatier business (3)	—	(4)

Adjusted Earnings from discontinued operations	$—	$—

Net earnings, as reported	$259	$233	11%

Adjusted Net earnings	$259	$234	11%

Diluted earnings per share — continuing operations, as reported (a)	$0.74	$0.63
Add: Net adjustment from restructuring related costs (2)	—	0.01

Adjusted Diluted earnings per share — continuing operations (a)	$0.74	$0.64	16%

Diluted earnings per share — discontinued operations, as reported (a)	$—	$0.01
Deduct: Tax benefit from the sale of the Godiva Chocolatier business (3)	—	(0.01)

Adjusted Diluted earnings per share — discontinued operations (a)	$—	$—

Diluted net earnings per share, as reported and adjusted (a)	$0.74	$0.64	16%

(a)	In the first quarter of fiscal 2010, the company adopted and retrospectively applied new accounting guidance related to the calculation of earnings per share. The retrospective application of the provision resulted in a reduction of the previously reported adjusted diluted earnings per share from continuing operations and net earnings of $0.01 for the second quarter of fiscal 2009. There was no change to the previously reported diluted earnings per share from continuing operations, net earnings, or the previously reported and adjusted diluted earnings per share from discontinued operations for second quarter of fiscal 2009.

	Year-to-Date
(millions, except per share amounts)	Jan. 31, 2010	Feb. 1, 2009	% Change
Gross margin, as reported	$1,794	$1,708
Add: Unrealized losses on commodity hedges (1)	—	26
Add: Restructuring related costs (2)	—	15

Adjusted Gross margin	$1,794	$1,749	3%

Adjusted Gross margin percentage	41.2%	40.0%

Earnings before interest and taxes, as reported	$869	$754
Add: Unrealized losses on commodity hedges (1)	—	26
Add: Restructuring related costs (2)	—	15

Adjusted Earnings before interest and taxes	$869	$795	9%

Interest, net, as reported	$53	$57

Adjusted Earnings before taxes	$816	$738

Taxes on earnings, as reported	$253	$208
Add: Tax benefit from unrealized losses on commodity hedges (1)	—	10
Add: Tax benefit from restructuring related costs (2)	—	5

Adjusted Taxes on earnings	$253	$223

Adjusted effective income tax rate	31.0%	30.2%

Earnings from continuing operations, as reported	$563	$489
Add: Net adjustment from unrealized losses on commodity hedges (1)	—	16
Add: Net adjustment from restructuring related costs (2)	—	10

Adjusted Earnings from continuing operations	$563	$515	9%

Earnings from discontinued operations, as reported	$—	$4
Deduct: Tax benefit from the sale of the Godiva Chocolatier business (3)	—	(4)

Adjusted Earnings from discontinued operations	$—	$—

Net earnings, as reported	$563	$493	14%

Adjusted Net earnings	$563	$515	9%

Diluted earnings per share — continuing operations, as reported (a)	$1.61	$1.33
Add: Net adjustment from unrealized losses on commodity hedges (1)	—	0.04
Add: Net adjustment from restructuring related costs (2)	—	0.03

Adjusted Diluted earnings per share — continuing operations (a) *	$1.61	$1.41	14%

Diluted earnings per share — discontinued operations, as reported (a)	$—	$0.01
Deduct: Tax benefit from the sale of the Godiva Chocolatier business (3)	—	(0.01)

Adjusted Diluted earnings per share — discontinued operations (a)	$—	$—

Adjusted Diluted net earnings per share (a)	$1.61	$1.41	14%

(a)	In the first quarter of fiscal 2010, the company adopted and retrospectively applied new accounting guidance related to the calculation of earnings per share. The retrospective application of the provision resulted in a reduction of the previously reported diluted earnings per share from continuing operations of $0.01 for the six months ended February 1, 2009. There was no change to the previously reported adjusted diluted earnings per share from continuing operations and net earnings or the previously reported and adjusted diluted earnings per share from discontinued operations for the six months ended February 1, 2009.

*	The sum of the individual per share amounts does not add due to rounding.

Year Ended
(millions, except per share amounts)	Aug. 2, 2009
Gross margin, as reported	$3,028
Add: Restructuring related costs (2)	22

Adjusted Gross margin	$3,050

Adjusted Gross margin percentage	40.2%

Earnings before interest and taxes, as reported	$1,185
Add: Non-cash impairment charge on intangible assets (4)	67
Add: Restructuring related costs (2)	22

Adjusted Earnings before interest and taxes	$1,274

Interest, net, as reported	$106

Adjusted Earnings before taxes	$1,168

Taxes on earnings, as reported	$347
Add: Tax benefit from non-cash impairment charge on intangible assets (4)	20
Add: Tax benefit from restructuring related costs (2)	7

Adjusted Taxes on earnings	$374

Adjusted effective income tax rate	32.0%

Earnings from continuing operations, as reported	$732
Add: Net non-cash impairment charge on intangible assets (4)	47
Add: Net adjustment from restructuring related costs (2)	15

Adjusted Earnings from continuing operations	$794

Earnings from discontinued operations, as reported	$4
Deduct: Tax benefit from the sale of the Godiva Chocolatier business (3)	(4)

Adjusted Earnings from discontinued operations	$—

Net earnings, as reported	$736

Adjusted Net earnings	$794

Diluted earnings per share — continuing operations, as reported (a)	$2.03
Add: Net non-cash impairment charge on intangible assets (4)	0.13
Add: Net adjustment from restructuring related costs (2)	0.04

Adjusted Diluted earnings per share — continuing operations (a) *	$2.21

Diluted earnings per share — discontinued operations, as reported (a)	$0.01
Deduct: Tax benefit from the sale of the Godiva Chocolatier business (3)	(0.01)

Adjusted Diluted earnings per share — discontinued operations (a)	$—

Adjusted Diluted net earnings per share (a)	$2.21

(a)	In the first quarter of fiscal 2010, the company adopted and retrospectively applied new accounting guidance related to the calculation of earnings per share. The retrospective application of the provision resulted in a reduction of previously reported and adjusted diluted earnings per share from continuing operations and net earnings of $0.01 for fiscal 2009. There was no change to the previously reported or adjusted diluted earnings per share from discontinued operations for fiscal 2009.

*	The sum of the individual per share amounts does not add due to rounding.